UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    December 31, 2002

TELOS CORPORATION
(Exact name of registrant as specified in charter)

Maryland	1-8443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(703) 724-3800

Item 5.    Other Events.

Telos Corporation announces that John B. Wood, Chairman of Telos Corporation, a Maryland Corporation, was elected as President and Chief Executive Officer of Telos Corporation effective December 31, 2002. Mr. Wood began with Telos Corporation in February of 1992, and held progressive positions with the corporation from Executive Vice President, President and Chief Operating Officer, President and Chief Executive Officer to Executive Chairman. Mr. Wood was elected Chairman of the Board effective March 26, 2002.

David S. Aldrich has resigned his position as President and Chief Executive Officer, effective December 31, 2002. Mr. Aldrich has been with Telos Corporation since September of 1996 and has held progressive positions with the corporation from Vice President, Chief Operating Officer to President and Chief Executive Officer. Mr. Aldrich has agreed to provide transition services to the company, serve as a Director of Telos Corporation and continue as President and Chief Executive Officer of TelosOK.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.

Telos Corporation

Date: January 14, 2003	By:	/s/ Thomas J. Ferrara
Thomas J. Ferrara Chief Financial Officer